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                                                                    EXHIBIT 21.1

                               FRESH AMERICA CORP.
                         LIST OF SUBSIDIARY CORPORATIONS

                                December 28, 2001

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Subsidiary                                      State of Incorporation
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
Francisco Acquisition Corp.                             Texas

Fresh America Arizona, Inc.                             Texas

Fresh America Florida, Inc.                             Texas

Allied-Perricone, Inc., formerly known as
Sam Perricone Citrus Company                            California

1277649 Ontario Limited                                 Ontario, Canada

Ontario Tree Fruits Limited                             Ontario, Canada

Sarfog, Inc.                                            New Jersey

Fosar, Inc.                                             New Jersey

Trio Importing (No. 2) Company, Ltd.                    Ontario, Canada
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